Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2024 Ended September 30, 2023

SUNNYVALE, Calif.--(BUSINESS WIRE)--November 6, 2023--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal first quarter of 2024 ended September 30, 2023.

The results for the fiscal first quarter of 2024 ended September 30, 2023 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue	$180.6	$161.5	$208.5
Gross Margin	28.2%	27.6%	34.1%
Operating Income	$9.4	$2.6	$25.5
Net Income (Loss)	$5.8	$(1.1)	$26.0
Net Income (Loss) Per Share - Diluted	$0.19	$(0.04)	$0.88
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue	$180.6	$161.5	$208.5
Non-GAAP Gross Margin	28.8%	28.5%	35.4%
Non-GAAP Operating Income	$11.2	$6.9	$37.1
Non-GAAP Net Income	$9.9	$5.7	$35.2
Non-GAAP Net Income Per Share - Diluted	$0.33	$0.19	$1.20

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2023” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, equity method investment (loss) income from equity investee, and income tax effect of non-GAAP adjustments in each of the periods presented. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q1 Ended September 30, 2023

  Revenue was $180.6 million, an increase of 11.8% from the prior quarter and a decrease of 13.4% from the same quarter last year.
  GAAP gross margin was 28.2%, up from 27.6% in the prior quarter and down from 34.1% in the same quarter last year.
  Non-GAAP gross margin was 28.8%, up from 28.5% in the prior quarter and down from 35.4% in the same quarter last year.
  GAAP operating expenses were $41.5 million, down from $42.0 million in the prior quarter and down from $45.6 million in the same quarter last year.
  Non-GAAP operating expenses were $40.8 million, up from $39.1 million from last quarter and up from $36.6 million in the same quarter last year.
  GAAP operating income was $9.4 million, up from $2.6 million of operating income in the prior quarter and down from $25.5 million of operating income in the same quarter last year.
  Non-GAAP operating income was $11.2 million as compared to $6.9 million of operating income for the prior quarter and $37.1 million of operating income for the same quarter last year.
  GAAP net income per diluted share was $0.19, compared to $0.04 net loss per share for the prior quarter, and $0.88 net income per share for the same quarter a year ago.
  Non-GAAP net income per share was $0.33 compared to $0.19 net income per share for the prior quarter and $1.20 net income per share for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $13.8 million, as compared to negative $28.2 million in the prior quarter.
  The Company closed the quarter with $193.6 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “We delivered solid fiscal Q1 results driven by an encouraging rebound in PC and smartphone shipments for fall device launches and the holiday season. Looking forward, we remain cautious about a sustained broader recovery as we are seeing signs of demand constraints in other end markets, which are affected by the persistent high-interest rate environment and geopolitical uncertainties.”

Mr. Chang continued, “Despite ongoing market challenges, we are focused on positioning AOS towards long-term growth by extending the reach of our business into new applications and broadening our product portfolio to address increasing global power trends. We also aim to deepen our penetration in our core markets with integrated solutions and drive higher BOM content. We believe the fundamentals of our business remain strong driven by record Tier 1 customer partnerships and market share across many of our end markets and we continue to expect to navigate the current environment better than the broader market that we serve.”

Business Outlook for Fiscal Q2 Ending December 31, 2023

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the second quarter of fiscal year 2024 are as follows:

  Revenue to be approximately $165 million, plus or minus $10 million.
  GAAP gross margin to be 27.1%, plus or minus 1%. We anticipate non-GAAP gross margin to be 28.5%, plus or minus 1%.
  GAAP operating expenses to be in the range of $48.0 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $40.3 million, plus or minus $1 million.
  Interest expense to be approximately $1.1 million, and
  Income tax expense to be in the range of $0.8 million to $1.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2023 today, November 6, 2023 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (833) 470-1428 or +1 (404) 975-4839 if dialing from outside the United States and Canada. The access code is 198548. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry; our ability to mitigate economic downturns; seasonality of our business, our ability to penetrate new markets and achieve long-term growth, our annual revenue target, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our ability to continue to win and acquire market share and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2023”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; government policies on our business operations in China; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments and equity method investment (loss) income from equity investee. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technologies, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022

Revenue	$180,633	$161,525	$208,476
Cost of goods sold	129,708	116,944	137,348
Gross profit	50,925	44,581	71,128
Gross margin	28.2%	27.6%	34.1%

Operating expenses:
Research and development	22,113	22,711	21,389
Selling, general and administrative	19,431	19,258	24,205
Total operating expenses	41,544	41,969	45,594
Operating income	9,381	2,612	25,534

Other income (loss), net	26	(298)	(16)
Interest income (expense), net	229	(87)	(608)
Net income before income taxes	9,636	2,227	24,910

Income tax expense	1,138	387	1,374
Net income before income (loss) from equity method investment	8,498	1,840	23,536
Equity method investment income (loss) from equity investee	(2,712)	(2,944)	2,502
Net income (loss)	$5,786	$(1,104)	$26,038

Net income (loss) per common share
Basic	$0.21	$(0.04)	$0.95
Diluted	$0.19	$(0.04)	$0.88

Weighted average number of common shares used to compute net income (loss) per share
Basic	27,693	27,598	27,391
Diluted	29,786	27,598	29,423

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$193,576	$195,188
Restricted cash	206	415
Accounts receivable, net	34,403	22,420
Inventories	187,751	183,247
Other current assets	23,993	22,666
Total current assets	439,929	423,936
Property, plant and equipment, net	354,229	357,831
Operating lease right-of-use assets	26,582	24,349
Intangible assets, net	5,953	6,765
Equity method investment	357,878	366,617
Deferred income tax assets	518	536
Other long-term assets	21,278	19,703
Total assets	$1,206,367	$1,199,737
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,268	$50,775
Accrued liabilities	83,948	79,533
Payable related to equity investee, net	20,115	11,950
Income taxes payable	4,691	5,546
Short-term debt	11,483	11,434
Deferred revenue	9,181	8,073
Finance lease liabilities	884	867
Operating lease liabilities	4,977	4,383
Total current liabilities	187,547	172,561
Long-term debt	35,470	38,360
Income taxes payable - long-term	2,871	2,817
Deferred income tax liabilities	26,083	27,283
Finance lease liabilities - long-term	2,989	3,216
Operating lease liabilities - long-term	22,155	20,544
Other long-term liabilities	43,973	51,037
Total liabilities	321,088	315,818
Shareholders' Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at September 30, 2023 and June 30, 2023	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 34,903 shares and 27,746 shares, respectively at September 30, 2023 and 34,811 shares and 27,654 shares, respectively at June 30, 2023	70	70
Treasury shares at cost: 7,157 shares at September 30, 2023 and 7,157 shares at June 30, 2023	(79,365)	(79,365)
Additional paid-in capital	330,015	329,034
Accumulated other comprehensive income	(13,518)	(8,111)
Retained earnings	648,077	642,291
Total shareholders' equity	885,279	883,919
Total liabilities and shareholders' equity	$1,206,367	$1,199,737

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Three Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$13,823	$36,675
Net cash used in investing activities	(12,510)	(39,974)
Net cash provided by (used in) financing activities	(2,999)	5,462
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(135)	(417)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,821)	1,746
Cash, cash equivalents and restricted cash at beginning of period	195,603	314,651
Cash, cash equivalents and restricted cash at end of period	$193,782	$316,397

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022

GAAP gross profit	$50,925	$44,581	$71,128
Share-based compensation	212	592	1,788
Amortization of purchased intangible	812	812	812
Non-GAAP gross profit	$51,949	$45,985	$73,728
Non-GAAP gross margin as a % of revenue	28.8%	28.5%	35.4%

GAAP operating expense	$41,544	$41,969	$45,594
Share-based compensation	706	2,777	8,808
Legal costs related to government investigation	52	99	142
Non-GAAP operating expense	$40,786	$39,093	$36,644

GAAP operating income	$9,381	$2,612	$25,534
Share-based compensation	918	3,369	10,596
Amortization of purchased intangible	812	812	812
Legal costs related to government investigation	52	99	142
Non-GAAP operating income	$11,163	$6,892	$37,084
Non-GAAP operating margin as a % of revenue	6.2%	4.3%	17.8%

GAAP net income (loss)	$5,786	$(1,104)	$26,038
Share-based compensation	918	3,369	10,596
Amortization of purchased intangible	812	812	812
Equity method investment (income) loss from equity investee	2,712	2,944	(2,502)
Legal costs related to government investigation	52	99	142
Income tax effect of non-GAAP adjustments	(406)	(397)	119
Non-GAAP net income	$9,874	$5,723	$35,205
Non-GAAP net margin as a % of revenue	5.5%	3.5%	16.9%

GAAP net income (loss)	$5,786	$(1,104)	$26,038
Share-based compensation	918	3,369	10,596
Amortization and depreciation	12,951	12,045	9,352
Equity method investment (income) loss from equity investee	2,712	2,944	(2,502)
Interest expense (income), net	(229)	87	608
Income tax expense	1,138	387	1,374
EBITDAS	$23,276	$17,728	$45,466

GAAP diluted net income (loss) per share	$0.19	$(0.04)	$0.88
Share-based compensation	0.03	0.11	0.36
Amortization of purchased intangible	0.03	0.03	0.03
Equity method investment (income) loss from equity investee	0.09	0.10	(0.09)
Legal costs related to government investigation	0.00	0.00	0.01
Income tax effect of non-GAAP adjustments	(0.01)	(0.01)	0.01
Non-GAAP diluted net income per share	$0.33	$0.19	$1.20

Shares used to compute GAAP diluted net income (loss) per share	29,786	27,598	29,423
Shares used to compute Non-GAAP diluted net income (loss) per share	29,786	29,382	29,423

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809